Exhibit 10.1

YRC WORLDWIDE INC.

SUPPLEMENTAL EXECUTIVE PENSION PLAN

(Effective January 1, 2005)

YRC WORLDWIDE INC.

SUPPLEMENTAL EXECUTIVE PENSION PLAN

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1.39	“SEPP Annuity Starting Date”	6
1.40	“SEPP Benefit”	6
1.41	“Sponsor”	6
1.42	“Spouse”	6
1.43	“Surviving Spouse”	6
1.44	“Transferree SRP”	6
1.45	“Transition Benefits”	7
1.46	“Underlying Pension Plan”	7
1.47	“Yellow Agreements”	7
1.48	“Yellow Pension Plan”	7

ARTICLE 2	PARTICIPATION IN THE PLAN	8

2.1	Participation	8
2.2	Termination of Participation	8

ARTICLE 3	SEPP BENEFITS	9

3.1	SEPP Benefit Amount	9
3.2	Grandfathered Accrued Benefits	10
3.3	Transition Benefits—Pre-2007 SEPP Annuity Starting Dates	10
3.4	Manner of Payment	11
3.5	Time of Payment	12
3.6	Payment Elections	12
3.7	Miscellaneous SEPP Benefit Rules	13
3.8	Replacement of Replaced Plans	14

ARTICLE 4	FUNDING	15

4.1	General Funding	15
4.2	Corporate Obligation	15

ARTICLE 5	GENERAL MATTERS	16

5.1	Amendments	16
5.2	Termination	16
5.3	Certifications	16

ARTICLE 6	PLAN ADMINISTRATION	17

6.1	SEPP Administrator	17
6.2	Powers of the Administrator	17
6.3	Claims Procedure	17
6.4	Expenses	20
6.5	Standard of Judicial Review	20

ARTICLE 7	ADOPTION OF PLAN BY OTHER EMPLOYERS	21

7.1	Adoption Procedure	21
7.2	Effect of Plan Amendment	21
7.3	Powers Reserved by Sponsor	21
7.4	Termination of Participation	21
7.5	Single Plan	22

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7.6	No Joint Venture Implied	22

ARTICLE 8	MISCELLANEOUS	23

8.1	SEPP Not a Contract of Employment	23
8.2	No Rights Under SEPP Except as Set Forth Herein	23
8.3	Other Benefit Plans	23
8.4	Withholding of Taxes	23
8.5	Severability	23
8.6	Defined Terms	24
8.7	Rules of Document Construction	24
8.8	Service of Process	24
8.9	Limited Benefits	24
8.10	Errors in Computations	24
8.11	Payments to Minors and Incompetents	25
8.12	Non-Alienation of Benefits	25
8.13	References To Laws	25
8.14	Governing Law	25
8.15	ERISA Status	25
8.16	Internal Revenue Code Status	25

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YRC WORLDWIDE INC.

SUPPLEMENTAL EXECUTIVE PENSION PLAN

PREAMBLE

The Company maintains the Yellow Corporation Pension Plan (the “Yellow Pension Plan”) for the purpose of providing retirement benefits to certain eligible employees. The Yellow Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is intended to qualify as a defined benefit retirement plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Sections 401(a)(16), 401(a)(17) and 415 of the Code limit the amount of benefits that may be provided to participants under the Yellow Pension Plan.

Sections 3(36) and 4(b)(5) of ERISA recognize and authorize the establishment of an unfunded, nonqualified plan of deferred compensation maintained by an employer solely for the purpose of providing benefits for employees in excess of the limitations on benefits imposed under section 415 of the Code. Sections 201, 301, and 401 of ERISA also recognize the creation of an unfunded plan maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Company has entered into deferred compensation agreements with certain executives of the Company to provide benefits not payable from the Yellow Pension Plan due to limits imposed by the Code (the “Yellow Agreements”).

On December 11, 2003, the Company acquired Roadway Corporation, which became Roadway LLC (“Roadway”), a subsidiary of the Company. Roadway maintains the Roadway LLC Pension Plan (the “Roadway Pension Plan”) for the purpose of providing retirement benefits to certain eligible employees. The Roadway Pension Plan is subject to ERISA and is intended to qualify as a defined benefit retirement plan under section 401(a) of the Code. Sections 401(a)(16), 401(a)(17) and 415 of the Code limit the amount of benefits that may be provided to participants under the Yellow Pension Plan.

Roadway has established the Roadway Corporation 401(a)(17) Benefit Plan (the “Roadway 401(a)(17) Plan”). The purpose of the Roadway 401(a)(17) Plan is to provide to certain of the highly compensated employees of Roadway benefits they would receive under the terms of certain defined benefit pension plans, including the Roadway Pension Plan, but for the limit on the amount of compensation that may be taken into account under such plans due to the application of section 401(a)(17) of the Code. The Roadway 401(a)(17) Plan includes the Roadway Corporation Administrative Document for Excess Plan and 401(a)(17) Benefit Plan (the “Administrative Document”).

Roadway also has established the Roadway Corporation Excess Plan (the “Roadway Excess Plan”). The purpose of the Roadway Excess Plan is to provide to certain of the employees of Roadway benefits they would receive under the terms of certain defined benefit pension plans, including the Roadway Pension Plan, but for the limit on the benefits payable under such pension plans due to the application of section 415 of the Code. The Roadway Excess Plan includes the Administrative Document.

The Company is adopting this plan, the YRC Worldwide Inc. Supplemental Executive Pension Plan (the “SEPP”) effective as of January 1, 2005, to restate, consolidate and replace the Yellow Agreements, the Roadway 401(a)(17) Plan, the Roadway Excess Plan and the Administrative Document for active employees, to expand distribution alternatives and to comply with section 409A of the Code

ARTICLE 1

DEFINITIONS

As used in this SEPP, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

1.1 “Actuarial Equivalent” or “Actuarial Equivalence” means a benefit of equivalent value to another benefit otherwise payable in a different form and/or at a different time under the SEPP, determined by using the interest and mortality assumptions specified by the Administrator for determining actuarial equivalence.

1.2 “Administrative Document” means the Roadway Corporation Administrative Document for Excess Plan and 401(a)(17) Benefit Plan.

1.3 “Administrator” shall mean the Committee or each party to whom the Committee has delegated any of its responsibilities.

1.4 “Affiliated Employer” means any business entity that is member of the Company’s controlled group of corporations, trades or businesses under common control or affiliated service group as determined under sections 414(b), (c) and (m) of the Code; and any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Employer only during the period it meets one of the foregoing criteria.

1.5 “Annuity Starting Date” means the first day of the first period for which an amount is payable under an Underlying Pension Plan, this SEPP, a Replaced Plan or the Roadway Services SERPs, as the context requires, as an annuity or in any other form, regardless of whether such amount is in fact paid on such day.

1.6 “Beneficiary” means the “Beneficiary” of the Participant, as determined under the Underlying Plan in which the Participant participates. If the Participant participates in more than one Underlying Plan, the Participant’s Beneficiary under the SEPP shall be Beneficiary designated on the Participant’s most recent beneficiary designation under the Underlying Plans, and, if none, the Participant’s Surviving Spouse and, if none, the Participant’s estate.

1.7 “Board” means the Board of Directors of the Company.

1.8 “Business Combination” means any transaction that is referred to as such in the Certificate of Incorporation of the Company, as amended.

1.9 “Change in Control” means the occurrence of one or more of the following events:

(a) a third person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the Exchange Act), purchases or otherwise acquires shares of the Company after the date of this Agreement that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(b) a third person, including a group as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the date of this Agreement and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

(c) as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company during any 12-month period.

1.10 “Change in Payment Election” shall have the meaning described in Section 3.6(b).

1.11 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.12 “Committee” means the Compensation Committee of the Board.

1.13 “Company” means YRC Worldwide Inc., a Delaware corporation, and any successor thereto. Unless the context requires a different meaning, each reference to Company also includes a reference to each Participating Employer.

1.14 “Continuing Director” means a director of the Company who meets the definition of Continuing Director contained in the Certificate of Incorporation of the Company, as amended.

1.15 “Earliest Retirement Date” means the earliest Annuity Starting Date following the date of the Participant’s Separation from Service that would apply to the Participant under the terms of the applicable Underlying Pension Plan, if the Participant and his or her Spouse made any and all elections or consents necessary to cause such Annuity Starting Date to be as early as possible. For purposes of this definition, the terms of the Underlying Pension Plans with respect to the definition of “Earliest Retirement Date” as in effect on the Effective Date shall apply and any amendments to the Underlying Pension Plans adopted after the Effective Date shall be disregarded.

1.16 “Effective Date” means January 1, 2005.

1.17 “Eligible Employee” means an Employee of a Participating Employer who is among a select group of management or highly compensated employees as determined by the Committee, and is a participant in an Underlying Pension Plan, other than William D. Zollars or Donald G. Barger, Jr.

1.18 “Employee” means any person who is employed by the Company or an Affiliated Employer and who is classified by the Company or an Affiliated Employer as a common law employee. The Company or Affiliated Employer’s employment classification of a person shall be binding and controlling and shall apply regardless of any contrary classification of such person by the Internal Revenue Service, the Department of Labor or any other person or entity.

1.19 “Existing ASD” shall have the meaning described in Section 3.6(b).

1.20 “Grandfathered Accrued Benefits” means benefits accrued under the Replaced Plans that were both accrued and vested as of December 31, 2004.

1.21 “Ineligible Participant” means a Participant who no longer satisfies any SEPP eligibility criterion or is designated by the Committee as no longer being eligible to be a Participant.

1.22 “Initial Payment Election” shall have the meaning described in Section 3.6.

1.23 “New ASD” shall have the meaning described in Section 3.6(b).

1.24 “Non-Grandfathered Accrued Benefits” means all benefits accrued under the Replaced Plans that are not Grandfathered Accrued Benefits.

1.25 “Normal Retirement Date” means the Participant’s “Normal Retirement Date,” as that term is defined in the relevant Underlying Pension Plan; except that, in the case of the Roadway Pension Plan, “Normal Retirement Date” shall be the day immediately preceding the date prescribed by the Roadway Pension Plan. For purposes of this definition, the terms of the Underlying Pension Plans with respect to the definition of “Normal Retirement Date” as in effect on the Effective Date shall apply and any amendments to the Underlying Pension Plans adopted after the Effective Date shall be disregarded.

1.26 “Participant” means any Eligible Employee who satisfies the conditions for participation in the SEPP set forth in Section 2.1.

1.27 “Participating Employer” means the Company and any other Affiliated Employer which participates in the SEPP with the permission of the Company.

1.28 “Plan Year” means the calendar year.

1.29 “Present Value” means the present value of a Participant’s or Beneficiary’s unpaid benefit calculated by using the mortality and interest rate assumptions applicable to lump sum payments specified by the Administrator for determining Actuarial Equivalence.

1.30 “QDRO” means a “qualified domestic relations order” (within the meaning of section 414(p) of the Code).

1.31 “Replaced Plans” means the Roadway 401(a)(17) Plan, Roadway Excess Plan and Yellow Agreements, each as in effect on October 3, 2004. For purposes of this SEPP, the Replaced Plans shall be deemed to provide that no benefits shall accrue, and no additional vesting shall be earned, after December 31, 2004.

1.32 “Roadway” means Roadway LLC.

1.33 “Roadway 401(a)(17) Plan” means the Roadway Corporation 401(a)(17) Benefit Plan, including the Administrative Document.

1.34 “Roadway Excess Plan” means the Roadway Corporation Excess Plan, including the Administrative Document.

1.35 “Roadway Pension Plan” means the Roadway LLC Pension Plan, as amended from time to time.

1.36 “Roadway Services SERPs” means the Roadway Services, Inc. 401(a)(17) Benefit Plan and the Roadway Services, Inc. Excess Plan.

1.37 “Separation from Service” means a separation from service with the Company and all Affiliated Employers within the meaning of section 409A(a)(2)(A)(i) of the Code.

1.38 “SEPP” means the YRC Worldwide Inc. Supplemental Executive Pension Plan as set forth in this document and as it may be amended from time to time.

1.39 “SEPP Annuity Starting Date” means the annuity starting date described in Section 3.4.

1.40 “SEPP Benefit” means the monthly benefit with respect to a Participant described in Section 3.1.

1.41 “Sponsor” means YRC Worldwide Inc., a Delaware corporation, and any successor thereto.

1.42 “Spouse” means, as determined under the Code or other federal law, the legally married husband or wife of the Participant at the earlier of his or her date of death or the date benefits commence to the Participant under this Plan. To the extent required by a QDRO, the term “Spouse” shall include the former husband or wife of the Participant.

1.43 “Surviving Spouse” means the person to whom the Participant is married under applicable local and federal law on the date of the Participant’s death and who is living immediately following the Participant’s date of death. In addition, to the extent provided in a QDRO, a surviving former Spouse of a Participant will be treated as the Surviving Spouse of the Participant, and to the extent any current Spouse of the Participant will not be treated as a Surviving Spouse of the Participant.

1.44 “Transferree SRP” means the YRC Worldwide Inc. Transferred Executives Supplemental Retirement Plan.

1.45 “Transition Benefits” mean Non-Grandfathered Accrued Benefits payable under a Replaced Plan with an Annuity Starting Date that would have occurred with respect to a Participant during 2005 or 2006 under a Replaced Plan.

1.46 “Underlying Pension Plan” means one of the Yellow Pension Plan and the Roadway Pension Plan, and “Underlying Pension Plans” means both the Yellow Pension Plan and the Roadway Pension Plan.

1.47 “Yellow Agreements” means those certain deferred compensation agreements with certain executives of the Company to provide benefits not payable from the Yellow Pension Plan due to limits imposed by the Code.

1.48 “Yellow Pension Plan” means the Yellow Corporation Pension Plan, as amended from time to time.

ARTICLE 2

PARTICIPATION IN THE PLAN

2.1 Participation

Each participant in the Replaced Plans as of December 31, 2004, and each other Eligible Employee who, as of that date, has been designated by the Committee as being eligible for the SEPP shall be a Participant on January 1, 2005. Any other Eligible Employee shall become a Participant on the date specified by the Committee. Notwithstanding the foregoing, the Administrator may determine that any otherwise Eligible Employee shall not become a Participant unless the Administrator receives, by the deadline set by the Administrator, a properly completed and executed SEPP participation agreement in the form specified by the Administrator, and the Administrator is not required to exercise this discretion uniformly with respect to any individuals.

2.2 Termination of Participation

Each Participant shall continue to participate in the SEPP unless the Participant no longer satisfies any SEPP eligibility criterion or is designated by the Committee as an Ineligible Participant.

ARTICLE 3

SEPP BENEFITS

3.1 SEPP Benefit Amount

The SEPP Benefit of a Participant or the Participant’s Surviving Spouse (as the case may be) for any month, beginning as of the SEPP Annuity Starting Date, shall be equal to the sum of “(a)” minus “(b)” minus “(c)” where:

(a) is the amount of the monthly benefit(s) that would be payable with respect to such Participant under the Underlying Pension Plans and Transferee SRP (if applicable) for such month, if the Participant’s accrued benefit under such plans were determined without applying the provisions of the plans that are required by sections 401(a)(17) (the “Compensation Limit”) and 415 (the “Benefit Limit”) of the Code (the aggregate accrued benefit under this Section 3.1(a) is referred to as the “Unlimited Accrued Benefit”);

(b) is the monthly benefit(s) payable or that would be payable with respect to such Participant under the Underlying Pension Plans and Transferee SRP, if applicable, for such month; and

(c) is the amount of the monthly benefit(s), if any, payable with respect to such Participant under the Replaced Plans for such month.

For purposes of determining (a), (b), (c) and (d), the following rules shall apply:

(i) the Participant’s beneficiary under the Underlying Pension Plan or Transferee SRP shall be deemed to be his or her Surviving Spouse, if there is a Surviving Spouse;

(ii) the Annuity Starting Date for purposes of determining a benefit under the Underlying Pension Plan or Transferee SRP, as the case may be, shall be deemed to be the same date as the SEPP Annuity Starting Date;

(iii) the benefit under the Underlying Pension Plan or Transferee SRP shall be deemed to be payable as a single life annuity, or, if the Participant is married on his or her Annuity Starting Date, as an actuarially equivalent 100% joint and survivor annuity;

(iv) the vesting provisions of the Replaced Plan shall apply to the SEPP Benefit;

(v) if the Participant’s Annuity Starting Date is prior to such Participant’s death and Normal Retirement Date, and if the Participant is eligible for an early retirement benefit under the terms of the Underlying Pension Plan or Transferee SRP as of the SEPP Annuity Starting Date, then the SEPP Benefit shall be based upon such Participant’s early or normal retirement benefit under the applicable Underlying Pension Plan and Replaced Plan, whichever amount results in the largest payment (in the case of a lump sum) or payments (in the case an annuity form of payment) under the SEPP. If the SEPP Annuity Starting Date results from a Change in Control, then for purposes of applying the immediately preceding sentence it shall be assumed that the Participant terminated employment on the SEPP Annuity Starting Date;

(vi) if the Participant is an Ineligible Participant as of the SEPP Annuity Starting Date, then for purposes of calculating the Unlimited Accrued Benefit under Section 3.1(a): (A) the Benefit Limit shall apply; and (B) the Compensation Limit shall apply for any plan year of the applicable Underlying Pension Plan during which the Participant was an Ineligible Participant on any day of that plan year;

(vii) if the benefit as computed under this Section is negative, then no payment is due to or from the Participant.

3.2 Grandfathered Accrued Benefits

Notwithstanding anything in the SEPP to the contrary, the Participant’s Grandfathered Accrued Benefits shall be paid at the time and in the form that is in accordance with the terms of the Replaced Plans on December 31, 2004, and any Participant elections made pursuant to such terms.

3.3 Transition Benefits—Pre-2007 SEPP Annuity Starting Dates

(a) Subject to Section 3.3(c), if an Annuity Starting Date would have occurred with respect to a Participant during 2005 or 2006 under a Replaced Plan, then such date shall be the Participant’s SEPP Annuity Starting Date.

(b) If the SEPP Annuity Starting Date with respect to a Participant Transition Benefit is before January 1, 2007, then (i) such Participant’s vested SEPP Benefit shall be paid in the form provided in the applicable Replaced Plan, to the extent the SEPP Benefit does not exceed the benefits that would have been provided under such Replaced Plan but for this restatement; and (ii) to the extent the vested SEPP Benefit exceeds the benefits that would have been provided under such Replaced Plan but for this restatement, such excess vested SEPP Benefit shall be paid in the form set forth in Section 3.4(b).

(c) Notwithstanding the other provisions of this Section 3.3, if a Change in Control occurs before January 1, 2007: (i) the SEPP Annuity Starting Date shall be the date of such Change in Control; and (ii) the vested, accrued but unpaid SEPP Benefit of all Participants shall be paid in a single lump sum payment as soon as is administratively practicable following such Change in Control, but in no event later than the earlier of December 31, 2006, or five business days following the Change in Control.

3.4 Manner of Payment

(a) SEPP Annuity Starting Date. Subject to Sections 3.2 and 3.3, the SEPP Annuity Starting Date with respect to such Participant shall be the earliest of the following:

(i) the last day of the month during which the Participant dies;

(ii) the date of the consummation of a Change in Control;

(iii) the last day of the month during which occurs the later of (A) the Participant’s attainment of his or her Earliest Retirement Date or (B) the earlier of (1) Participant’s Separation from Service or (2) a fixed date (e.g., the attainment of age 65) as elected by the Participant; or

(iv) in the case of a Participant who was a participant in the Roadway 401(a)(17) Plan or Roadway Excess Plan and who was a Participant on the Effective Date, the last day of the month during which Separation from Service occurs.

(b) Form of Payments. Subject to Sections 3.2 and 3.3, a Participant’s vested SEPP Benefit shall be paid in a lump sum, except that if a Participant was a participant under a Yellow Agreement or first becomes a Participant after the Effective Date, and if such Participant’s SEPP Annuity Starting Date occurs before death, then the vested SEPP Benefit will not be paid in a lump sum if such Participant elects that such SEPP Benefit shall be paid in a form of annuity that is available under the applicable Underlying Pension Plan. For purposes of this subsection (b), the terms of the Underlying Pension Plan on the Effective Date shall apply and any amendments thereto shall be disregarded. If a Participant fails to elect to receive his or her benefits in a certain form of payment under this SEPP, the Participant’s benefit shall be paid in a single lump sum payment.

(c) Death Benefit. If a married Participant dies before the occurrence of such Participant’s SEPP Annuity Starting Date, and has a Surviving Spouse, the SEPP Benefit for such Spouse shall be the amount set forth in Section 3.1. If a Participant dies before the occurrence of a SEPP Annuity Starting Date and if no SEPP Benefit is payable to a Surviving Spouse in accordance with Section 3.1, then no benefit will be payable pursuant to this SEPP with respect to such Participant. If a Participant dies after the occurrence of such Participant’s SEPP Annuity Starting Date, then any benefit payable to his or her Beneficiary shall be determined solely under the terms of the form of payment of the SEPP Benefit that commenced as of the SEPP Annuity Starting Date. For example, if such Participant received a lump sum payment of his or her SEPP Benefit as of his or her SEPP Annuity Starting Date, then no death benefit would be paid under this SEPP.

(d) Change in Control. Notwithstanding the other provisions of this Section 3.3(c), if a Change in Control occurs after 2006, the vested, accrued but unpaid SEPP Benefit of all Participants shall be paid in a single lump sum payment as soon as is administratively practicable following such Change in Control but in no event later than 30 days after the effective date of the Change in Control.

(e) Lump Sum Payment of Small Amounts. Notwithstanding any other provision of the SEPP to the contrary, each Participant (a) who does not die before the SEPP Annuity Starting Date and (b) whose vested benefit at the time of a distribution to him has a Present Value of less than or equal to $10,000.00, shall be paid in the form of a lump sum payment in cash. A surviving Spouse or other Beneficiary of a Participant whose vested benefit has a Present Value of less than or equal to $10,000.00 at the time of the Participant’s death shall be paid in the form of a lump sum payment in cash.

3.5 Time of Payment

(a) In General. Except as otherwise provided in this SEPP, the Participant’s benefit under the SEPP shall be paid on or commence to be paid on the Participant’s SEPP Annuity Starting Date or as soon as administratively practicable thereafter. Thereafter, monthly annuity payments, if any, shall be made on the first day of each month following the month in which the Annuity Starting Date occurs. Notwithstanding the foregoing, payments pursuant to this Section shall be made or commence on or before the later of the end of the calendar year in which the Annuity Starting Date occurred or the fifteenth day of the third month following the month in which the Annuity Starting Date occurred.

(b) Delay Related to Certain Annuity Starting Dates. Notwithstanding anything to the contrary in this SEPP, payments due to Separation from Service may not be made before the date which is six (6) months after the date of Separation from Service (a “Six-Month Delay”). In the event of a Six-Month Delay, the SEPP Benefits that would have been paid during such delay if the delay had not been imposed, shall be paid in a lump sum as soon as is administratively practicable following the expiration of the Six-Month Delay and any other SEPP Benefits to be paid after the end of the Six Month Delay shall be paid in accordance with the terms of this SEPP.

3.6 Payment Elections

(a) Initial Payment Elections. Except as provided below, any election under Sections 3.3 and 3.4 with respect to the SEPP Annuity Starting Date or the form of payment of SEPP Benefits (an “Initial Payment Election”) by a Participant who became a Participant prior on or before December 31, 2006 must be received by the Administrator before such Participant’s Annuity Starting Date and no later than December 31, 2006. An Initial Payment Election by a Participant who becomes a Participant after 2006 must be received by the Administrator before the earliest of: (i) effective date of such Participant’s SEPP eligibility; or (ii) the effective date of such Participant’s eligibility for any other “nonqualified deferred compensation plan” (as that term is defined under section 409A of the Code) that must be aggregated with the SEPP for purposes of section 409A of the Code. The last timely Initial Payment Election received by the Administrator shall be irrevocable, unless changed in accordance with Section 3.6(a). Any Initial Payment Election that is not timely received shall be treated as not having been made and the Participant shall be deemed to have elected a lump sum payment of his or her benefit under the SEPP and shall be deemed to have made no fixed date election as permitted under Section 3.4(a)(iii).

(b) Change in Payment Election. A Participant may change his or her scheduled SEPP Annuity Starting Date or form of payment, but any such change must be in accordance with this subsection (a “Change in Payment Election”). Subject to the following terms of this subsection, a scheduled SEPP Annuity Starting Date (the “Existing ASD”) may be changed to either: (i) a SEPP Annuity Starting Date permitted by the terms of the SEPP; or (ii) an SEPP Annuity Starting Date that is a fixed period following the Existing ASD that is permitted by the Administrator (the new Annuity Starting Date shall be the “New ASD”). Except in the case of death, the New ASD must be at least five (5) years after the Existing ASD. If the Participant makes a Change in Payment Election and fails to elect a New ASD, then the Change in Payment Election shall be ineffective. Any change in form of payment must be to a form permitted with respect to the applicable SEPP Annuity Starting Date. Any election to change the Existing ASD or to change from a lump sum form of payment to an annuity form, or vice versa: (i) must be received by the Administrator at least 12 months prior to the Existing ASD; and (ii) shall not take effect until at least 12 months after the date on which the Change in Payment Election is received by the Administrator. A change from one form of an annuity to another form of annuity that is Actuarially Equivalent shall not constitute a change in form of payment and may be made at any time before the SEPP Annuity Starting Date.

Notwithstanding the foregoing, with respect to Non-Grandfathered Accrued Benefits, on or before December 31, 2006, a Participant may make a Change in Payment Election provided that such Change in Payment Election does not cause (1) an amount with an Existing ASD that occurs within the calendar year 2006 to have a New ASD that occurs on or after January 1, 2007 or (2) an amount with an Existing ASD that occurs on or after January 1, 2007 to have a New ASD that occurs within the calendar year 2006.

3.7 Miscellaneous SEPP Benefit Rules

(a) Actuarial Equivalence. The amount of payment in any form shall be the Actuarial Equivalent of the SEPP Benefit.

(b) Forfeiture. A Participant’s SEPP Benefit shall be and become vested when and to the extent the Participant’s benefits under the applicable Underlying Pension Plan are vested, and shall be forfeited when and to the extent the Participant’s benefits under the applicable Underlying Pension Plan are forfeited.

(c) No Interest. No interest or earnings shall be paid or owed on any payments that are delayed or not timely paid.

(d) Medium of Payment. All payments under the SEPP shall be in cash.

3.8 Replacement of Replaced Plans.

As of the Effective Date, the Replaced Plans are hereby frozen with respect to any individual who was a Participant in such Replaced Plans prior to the Effective Date (“Grandfathered Participant”). With respect to any Participant who is not a Grandfathered Participant or with respect to Non-Grandfathered Accrued Benefits of a Grandfathered Partcipant, the Replaced Plans are hereby amended and restated in the form of this SEPP. Notwithstanding the foregoing, the SEPP is not intended to be a material modification of any of the Replaced Plans with respect to Grandfathered Accrued Benefits, and, any provision of the SEPP that is considered to be a material modification of any Replaced Plan shall be retroactively amended to the extent required to prevent such provision from being considered a material modification of the Replaced Plan.

ARTICLE 4

FUNDING

4.1 General Funding

The Company may set aside assets in a trust or other funding arrangement as it, or its delegate, deems appropriate to anticipate benefit liabilities accumulating under this SEPP; provided that such arrangement is not considered “funded” for purposes of the Code and ERISA and does not violate section 409A(b) of the Code or a successor thereto. Accordingly, the assets of any such arrangement shall be subject to the claims of the Participating Employer’s creditors in the event of the Participating Employer’s insolvency. No portion of any funds set apart pursuant to this Article shall be the property of Participants, Beneficiaries, or Spouses until distribution thereof has been made to such individual nor will such Participant, Beneficiary, or Spouse have any beneficial interest in such property. Further, the rights of a Participant, Beneficiary, or Spouse shall be limited to those of a general, unsecured creditor of the Participating Employer who has a claim equal to the value of the Participant’s SEPP Benefit. Benefits under this SEPP will be payable from the general assets of the Participating Employer, or from such other funding vehicle established for such purpose as described above, or both. Except as may be otherwise determined by the Committee in its sole discretion pursuant to this Article, neither the Participating Employer, the Administrator nor any other person shall have any duty to set apart or invest any funds for the purpose of providing benefits pursuant to the terms of the SEPP.

4.2 Corporate Obligation

Neither the Company’s officers nor any member of the Board in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Company for such payments as an unsecured, general creditor. Neither the Company nor any of its officers nor any member of the Board shall be under any liability or responsibility for failure to realize any of the objectives or purposes of the SEPP by reason of the insolvency of the Company.

ARTICLE 5

GENERAL MATTERS

5.1 Amendments

The SEPP may be amended by action of the Board or its delegated representative, without the consent of any Participant, in whole or in part, from time to time, and at any time, provided, however, that the Present Value of any vested benefit may not be diminished; and provided, further, that no amendment shall be made to the SEPP with respect to any Grandfathered Accrued Benefits unless such amendment explicitly provides that it is applicable to Grandfathered Accrued Benefits.

5.2 Termination

The SEPP may be terminated by action of the Board or its delegated representative, without the consent of any Participant, in whole or in part and at any time within the 12-month period following the consummation of a Change in Control or as otherwise permitted under section 409A of the Code. If the SEPP is terminated, all accrued benefits under the SEPP shall immediately fully vest. Distributions to Participants would then commence in the manner and at the time as determined by the Administrator, in its sole discretion, and as permitted by section 409A of the Code.

5.3 Certifications

Information to be supplied or written notices to be made or consents to be given by the Company pursuant to any provision of this SEPP may be signed in the name of the Company by any other officer who has been authorized to make such certification or to give such notices or consents.

ARTICLE 6

PLAN ADMINISTRATION

6.1 SEPP Administrator

The SEPP shall be administered by the Administrator. The Administrator may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the SEPP. The Administrator may delegate specific duties and authority to one or more parties designated by the Administrator. All parties serving as Administrator shall serve in such capacity without separate compensation for services related to the SEPP.

6.2 Powers of the Administrator

In carrying out its duties with respect to the general administration of the SEPP, the Administrator has, in addition to any other powers conferred by the SEPP or by law, the following powers:

(a) to determine all questions relating to eligibility to participate in the SEPP;

(b) to compute and certify to any appropriate party the amount and kind of distributions payable to Participants and their Beneficiaries;

(c) to maintain all records necessary for the administration of the SEPP that are not maintained by the Company or other appropriate party;

(d) to interpret the provisions of the SEPP and to make and publish such rules for the administration of the SEPP as are not inconsistent with the terms thereof;

(e) to establish and modify the method of accounting for the SEPP and any trust;

(f) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

(g) to perform other acts necessary and proper for the administration of the SEPP, except those that are to be performed by any appropriate party.

6.3 Claims Procedure

A Participant, Spouse, Beneficiary or other person (hereinafter referred to as “Claimant”) may file a written claim with the Administrator or its delegate setting forth his or her claim. Any such claim shall be signed by the Claimant and shall be considered filed on the date the claim is received by the Company or prescribed addressee. The claim must be addressed as prescribed by the Company. If a Claimant shall fail to file a claim in accordance with the procedures described herein, such Participant shall have no right to review and shall have no right to bring action in any court related to such claim, any such claim shall be deemed denied and the denial of the claim shall become final and binding on all persons for all purposes.

(a) Administrator Action

The Administrator or its delegate shall, within 90 days after its receipt of such claim, make its determination. However, in the event that special circumstances require an extension of time for processing the claim, the Administrator or its delegate shall provide such Claimant with its determination not later than 180 days after receipt of the Claimant’s claim, but, in such event, the Administrator or its delegate shall furnish the Claimant, within 90 days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that such written statement will be furnished. In the event the claim is denied, the Administrator or its delegate shall provide such Claimant a written statement of the Adverse Benefit Determination, as defined in subsection (d) below. The notice of Adverse Benefit Determination shall be delivered or mailed to the Claimant by certified or registered mail to his or her last known address, which statement shall contain the following:

(i) the specific reason or reasons for Adverse Benefit Determination;

(ii) a reference to the specific provisions of the SEPP upon which the Adverse Benefit Determination is based;

(iii) a description of any additional material or information that is necessary for the Claimant to perfect the claim;

(iv) an explanation of why that material or information is necessary; and

(v) an explanation of the review procedure provided below, including applicable time limits and a notice of a Claimant’s rights to bring a legal action under ERISA after an Adverse Benefit Determination on appeal.

(b) Procedures for Appealing an Adverse Benefit Determination

Within 60 days after receipt of a notice of an Adverse Benefit Determination as provided above, if the Claimant disagrees with the Adverse Benefit Determination, the Claimant, or his or her authorized representative, may request, in writing, that the Administrator or its delegate review his or her claim and may request to appear before the Administrator or its delegate for such review. If the Claimant does not request a review of the Adverse Benefit Determination within such 60 day period, he shall be barred and stopped from appealing the Administrator’s or its delegate’s Adverse Benefit Determination, such Adverse Benefit Determination shall become final and binding on all persons for all purposes and the Claimant shall have no right to bring action in any court related to such Adverse Benefit Determination. The appeal shall be filed with the Administrator or prescribed addressee at the address prescribed by the Company, and it shall be considered filed on the date it is received by the prescribed addressee.

The Claimant shall have the right to:

(i) submit written comments, documents, records and other information relating to the claim for benefits;

(ii) request, free of charge, reasonable access to, and copies of all documents, records and other information relevant to his or her claim for benefits. For this purpose, a document, record, or other information is treated as “relevant” to the Claimant’s claim if it: (i) was submitted, considered, or granted in the course of making the benefit determination, regardless of whether such document, record or other information was relied on in making the benefit determination; or (ii) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination; and a review that takes into account comments, documents, records, and other information submitted by the Claimant relating to the claim, regardless of whether such information was submitted or considered in the initial benefit determination.

(c) Response on Appeal

Within 60 days after receipt by the Administrator or its delegate of a written application for review of a Claimant’s claim, the Administrator or its delegate shall notify the Claimant of its decision by delivery or by certified or registered mail to his or her last known address; provided, however, in the event that special circumstances require an extension of time for processing such application, the Administrator or its delegate shall so notify the Claimant of its decision not later than 120 days after receipt of such application.

In the event the Administrator’s or its delegate’s decision on appeal is adverse to the Claimant, the Administrator or its delegate shall issue a written notice of an Adverse Benefit Determination on Appeal that will contain all of the following information, in a manner calculated to be understood by the Claimant:

(i) the specific reason(s) for the Adverse Benefit Determination on Appeal;

(ii) reference to specific SEPP provisions on which the benefit determination is based;

(iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits; and a statement describing any voluntary appeal procedures offered by the SEPP and the Claimant’s right to obtain the information about such procedures.

(d) Definition

As used herein, the term “Adverse Benefit Determination” shall mean a determination that results in any of the following: the denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of the Claimant’s eligibility to participate in the SEPP (or lack thereof).

6.4 Expenses

The members of the Administrator serve without separate compensation for services related to this Plan. All expenses of the Administrator related to this Plan to be paid by the Company.

6.5 Standard of Judicial Review

The Administrator and Committee have full and absolute discretion in the exercise of each and every aspect of the rights, power, authority and duties retained or granted them under the SEPP, including without limitation, the authority to determine all facts, to interpret the SEPP, to apply the terms of the SEPP to the facts determined, to make decisions based upon those facts and to make any and all other decisions required of it by the SEPP, such as the right to benefits, the correct amount and form of benefits, the determination of any appeal, the review and correction of the actions of any prior administrative committee, and the other rights, powers, authority and duties specified in this Article and elsewhere in the SEPP. Notwithstanding any provision of law, or any explicit or implicit provision of this document, any action taken, or finding, interpretation, ruling or decision made by the Administrator or Committee in the exercise of any of its rights, powers, authority or duties under the SEPP shall be final and conclusive as to all parties, including without limitation all Participants, former Participants and Beneficiaries, regardless of whether the Committee, Administrator, or any member thereof may have an actual or potential conflict of interest with respect to the subject matter of the action, finding, interpretation, ruling or decision. No final action, finding, interpretation, ruling or decision of the Administrator or Committee shall be subject to de novo review in any judicial proceeding. No final action, finding, interpretation, ruling or decision of the Administrator or Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

ARTICLE 7

ADOPTION OF PLAN BY OTHER EMPLOYERS

7.1 Adoption Procedure

With the written approval of the Committee, any Affiliated Employer may adopt the SEPP by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity or an executed adoption agreement (approved by the board of directors or noncorporate counterpart of the Affiliate), agreeing to be bound by all the terms, conditions and limitations of the SEPP except those, if any, specifically described in the adoption instrument, and providing all information required by the Sponsor. The Committee and a Participating Employer may agree to incorporate specific provisions relating to the operation of the SEPP that apply to the Participating Employer only and shall become, only as to such Participating Employer and its employees, a part of the SEPP.

7.2 Effect of Plan Amendment

The provisions of the SEPP may be modified so as to increase the obligations of a Participating Employer only with the consent of such Participating Employer, which consent shall be conclusively presumed to have been given by such Participating Employer unless the Participating Employer gives the Sponsor written notice of its rejection of the amendment within 30 days after the adoption of the amendment.

7.3 Powers Reserved by Sponsor

The provisions of the SEPP shall apply separately and equally to each Participating Employer and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to appoint or otherwise affect the Committee and the power to amend or terminate the SEPP shall be exercised exclusively by the Sponsor. In addition, the power to designate Employees (including Employees of Affiliated Employers) as Eligible Employees shall be exercised only by the Committee. The Sponsor shall act as the agent for each Affiliated Employer that adopts the SEPP for all purposes of administration thereof, and shall be the “plan administrator” of the SEPP within the meaning of ERISA.

7.4 Termination of Participation

(a) Any Participating Employer may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the SEPP. Moreover, the Sponsor may, in its discretion, terminate a Participating Employer’s participation in the SEPP at any time.

(b) The SEPP will terminate with respect to any Participating Employer that has adopted the SEPP pursuant to this Article if the Participating Employer ceases to be an Affiliated Employer or revokes its adoption of the SEPP by resolution of its board of directors or noncorporate counterpart evidenced by a written instrument executed by an authorized officer of the Participating Employer. If the SEPP terminates with respect to any Participating Employer, the employees of that Participating Employer will no longer be Eligible Employees.

7.5 Single Plan

For purposes of the Code and ERISA, the SEPP as adopted by the Participating Employers shall constitute a single plan rather than a separate plan of each Participating Employer.

7.6 No Joint Venture Implied.

The document which evidences the adoption of the SEPP by a Participating Employer shall become a part of the SEPP. However, neither the adoption of the SEPP by a Participating Employer nor any act performed by it in relation to the SEPP shall ever create a joint venture or partnership relation between it and the Company or any other Affiliated Employer.

ARTICLE 8

MISCELLANEOUS

8.1 SEPP Not a Contract of Employment

The adoption and maintenance of the SEPP does not constitute a contract between the Company or an Affiliated Employer and any Participant or to be a consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or an Affiliated Employer or derogates from the right of the Company or an Affiliated Employer to discharge any Participant at any time without regard to the effect of such discharge upon his or her rights as a Participant in the SEPP.

8.2 No Rights Under SEPP Except as Set Forth Herein

Nothing in this SEPP, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than Participants, Spouses, Beneficiaries, Participating Employers, and their successors in interest, any right, remedy, or claim under or by reason of this SEPP or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this SEPP, by or on behalf of any Participant, Spouse, Beneficiary or Participating Employer, are for the sole and exclusive benefit of such parties.

8.3 Other Benefit Plans

This SEPP shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under an Underlying Pension Plan, or any other plan. It is specifically contemplated that one or more of the Underlying Pension Plans may, from time to time, be amended and possibly terminated. This SEPP shall not preclude any such amendments or terminations.

8.4 Withholding of Taxes

The Company shall cause taxes to be withheld from payments distributed under the SEPP as required by all applicable law. In addition, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local income, employment or excise taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of any deferral, accrual, vesting or distribution under the SEPP. No amounts shall be distributed from the SEPP until the Company has withheld, or received payment of, an amount sufficient to cover all sums due, including federal, state or local income, employment or excise taxes, domestic or foreign, with respect to that distribution. With respect to federal employment taxes, sections 3121(v)(2) and 3306(r)(2) of the Code shall apply to amounts deferred or accrued under the SEPP.

8.5 Severability

In the event that any provision of this Plan, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Plan will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the Company in establishing the SEPP.

8.6 Defined Terms

Words and phrases used in this SEPP with initial capital letters, that are defined in the Underlying Pension Plan and are not separately defined in this SEPP, shall have the meaning ascribed to them in the Underlying Pension Plan unless in the context in which they are used it would be clearly inappropriate to do so.

8.7 Rules of Document Construction

Whenever appropriate, words used herein in the singular may be read in the plural, or words herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein,” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire SEPP and not to any particular paragraph or Section of this SEPP unless the context clearly indicates to the contrary. The titles given to the various Sections of this SEPP are inserted for convenience of reference only and are not part of this SEPP, and they shall not be considered in determining the purpose, meaning, or intent of any provision hereof. Notwithstanding anything apparently to the contrary contained in this SEPP, the SEPP shall be construed and administered to prevent the duplication of benefits provided under this SEPP and any other qualified or nonqualified plan maintained in whole or in part by the Company.

8.8 Service of Process

In the absence of any designation to the contrary by the Company, the Secretary of the Company or its delegate is designated as the appropriate and exclusive agent for the receipt of service of process directed to the SEPP in any legal proceeding, including arbitration, involving the SEPP.

8.9 Limited Benefits

Except to the extent provided in Section 3.1, this SEPP shall not provide any benefits determined with respect to any defined contribution or defined benefit plan.

8.10 Errors in Computations

Neither the Company nor the Administrator shall be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on the behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company, and used by the Company in determining the benefit. The Company shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

8.11 Payments to Minors and Incompetents

If any Participant, Spouse, or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Administrator may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the SEPP.

8.12 Non-Alienation of Benefits

No amount payable to, or held under the SEPP for the account of, any Participant, Spouse or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the SEPP for the account of, any Participant, Spouse or Beneficiary be in any manner liable for such Participant’s, Spouse’s or Beneficiary’s debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach, except as may be required under applicable law. Notwithstanding the foregoing, the Administrator will comply with a domestic relations order issued in connection with a divorce of a Participant to the extent the Administrator determines that such order would satisfy the requirements of a QDRO if the SEPP were a qualified pension plan under section 401(a) of the Code.

8.13 References To Laws

Any reference in this SEPP to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

8.14 Governing Law

The validity, interpretation, construction and performance of this SEPP shall, except to the extent preempted by federal law, be construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

8.15 ERISA Status

This SEPP is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated Employees as provided in Sections 201(2), 301(3), and 401(a)(l) of ERISA. Each provision shall be interpreted and administered accordingly.

8.16 Internal Revenue Code Status

The SEPP is intended to be a nonqualified deferred compensation arrangement and is not intended to meet the requirements of section 401(a) of the Code. The SEPP is intended to meet the requirements of section 409A of the Code and may be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that a deferral, accrual, vesting or payment of an amount under the SEPP is subject to section 409A of the Code, except as the Committee otherwise determines in writing, the amount deferred, accrued, vested or paid in a manner that will meet the requirements of section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the deferral, accrual, vesting or payment shall not be subject to the excise tax applicable under section 409A of the Code. Any provision of the SEPP that would cause the deferral, accrual, vesting or payment of an amount under the SEPP to fail to satisfy section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of the SEPP) to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code. In the event additional regulations or other guidance is issued under section 409A of the Code or a court of competent jurisdiction provides additional authority concerning the application of section 409A of the Code with respect to the distributions under the SEPP, then the provisions of the SEPP regarding distributions shall be amended to permit such distributions to be made at the earliest time permitted under such additional regulations, guidance or authority that is practicable and achieves the original intent of the SEPP.

IN WITNESS WHEREOF, YRC Worldwide Inc. has executed this document by its duly authorized officer this 19th day of July, 2006.

YRC WORLDWIDE INC.

By:	/s/ HAROLD D. MARSHALL
Harold D. Marshall
Vice President – Employee Benefits